SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Item 8.01. Other Events

Progenics Pharmaceuticals, Inc. is collaborating with Wyeth in the development and commercialization of its product candidate methylnaltrexone.

In a conference call with analysts today Wyeth announced that “the intravenous formulation of methylnaltrexone for the treatment of POI is currently in phase 3 clinical trials, with an expected FDA filing date of mid-2008.”

The target enrollment of 495 patients in one of the two phase 3 intravenous trials referenced in the announcement by Wyeth has been achieved, while enrollment in the second phase 3 intravenous clinical trial referenced by Wyeth is ongoing and Progenics expects that trial to reach its target enrollment by the end of 2007.

Wyeth also announced in its conference call that Wyeth has submitted a New Drug Submission (NDS) marketing application for subcutaneous methylnaltrexone to Health Canada, the Health Products and Food branch of the Canadian regulatory agency.  This application has been granted priority review status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    PROGENICS PHARMACEUTICALS, INC.

                                          By:  /s/ ROBERT A. MCKINNEY
                                                   Robert A. McKinney
                                                  Chief Financial Officer, Senior Vice President,
                                               Finance & Operations and Treasurer

Date: October 18, 2007